EXCHANGE AGREEMENT

                                  BY AND AMONG

                              PUREZZA GROUP, INC.,

                        PUDA INVESTMENT HOLDING LIMITED,

                 EACH MEMBER OF PUDA INVESTMENT HOLDING LIMITED,

                         SHANXI PUDA RESOURCES CO, LTD.,

                 AND TAIYUAN PUTAI BUSINESS CONSULTING CO., LTD.







                            DATED AS OF JUNE 20, 2005

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                               EXCHANGE AGREEMENT


         THIS EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of June 20, 2005, by and among Purezza Group, Inc., a Florida corporation ("Purezza"), Taiyuan Putai Business Consulting Co., Ltd. ("Putai"), a limited liability company under the Company Law of The People's Republic of China (the "PRC"), Shanxi Puda Resources Co, Ltd. ("Puda"), a limited liability company formed by natural persons under the laws of the PRC, Puda Investment Holding Limited, an International Business Company incorporated in the British Virgin Islands (the "Company"), and each of the persons listed under the caption "Members" on the signature page hereof, together with each person becoming a Member prior to the closing of the transactions contemplated hereunder who shall execute a counterpart signature of this Agreement, such persons being all of the members of the Company. The Members shall be referred to herein collectively as the "Members" and individually as the "Member".


                                    RECITALS

      A. The Members own all of the Shares (as defined in Section 1.1) of the Company.

      B. The Company owns all of the registered capital of Putai, a wholly foreign owned enterprise under the wholly foreign-owned enterprises laws of the PRC.

      C. Puda is a limited liability company formed by natural persons under the laws of the PRC and a domestic enterprise with exclusively domestic capital registered in Shanxi Province in the PRC whose registered capital is owned directly by the Members, and who is engaged in the business of coal crushing, preparation and cleaning in the PRC.

      D. Putai has agreed to advise, consult, manage and operate Puda's business in consideration for certain payments by Puda to Putai pursuant to certain agreements to be entered into by the parties prior to Closing including, without limitation, an Exclusive Consulting Agreement, ("Consulting Agreement"), an Operating Agreement, ("Operating Agreement"), and a Technology License Agreement, ("License Agreement") (collectively, theses agreements are referred to herein as the "Restructuring Agreements"), each of which shall be acceptable to Purezza.

      E. Keating Reverse Merger Fund, LLC, a Delaware limited liability company ("KRM Fund"), owns the majority of the outstanding shares of common stock of Purezza.

      F. Purezza desires to acquire all of the Shares and equity ownership of the Members of the Company in exchange for certain of equity securities of Purezza, and the Members desire to transfer and contribute all of their Shares and equity ownership of the Company to Purezza in exchange for certain equity securities of Purezza, on the terms and conditions hereinafter set forth.

      G. As a condition and inducement to Purezza's willingness to enter into this Agreement, at or prior to the Closing (as defined in Section 1.2), KRM Fund and each Member of the Company will enter into a voting agreement in substantially the form attached hereto as Exhibit A (the "Voting Agreement").

      H. The parties intend, by executing this Agreement, to adopt a plan of reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") or implement a tax-deferred exchange of property governed by Section 351 of the Code.

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                               EXCHANGE OF SHARES

      1.1 Exchange. At the Closing and subject to and upon the terms and conditions of this Agreement, the Members of the Company agree to contribute, transfer, assign and deliver to Purezza, and Purezza agrees to acquire from the Members, all of the outstanding shares of capital stock of the Company ("Shares") owned by the Members as specifically set forth on Schedule 1.1 hereto. As of the Closing Date, the Shares shall constitute all of the issued and outstanding Shares and equity ownership interests of the Company. The exchange of Shares contemplated hereunder and the other transactions contemplated hereunder shall be referred to herein as the "Transaction" or the "Transactions".

      1.2 Closing. Unless this Agreement shall have been terminated pursuant to
Article IX hereof, the closing of the Transaction (the "Closing") shall take place at the offices of Stephen A. Zrenda, Jr., Esq., 2440 Bank One Center, 100
N. Broadway, Oklahoma City, OK 73102 at a time and date to be specified by the parties, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

      1.3 Exchange Consideration. In exchange for the Shares of the Company, Purezza shall issue 1,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Purezza (the "Preferred Shares"), which shall be convertible into 678,500,000 shares of Purezza's Common Stock (the "Conversion Shares"), subject to Stockholder Approval as defined in Section 4.3(a) hereof. The Conversion Shares shall represent 92% of the issued and outstanding shares of common stock of Purezza, on an as converted and fully diluted basis immediately following the Closing, after giving effect to any Shares, ownership interests, equity securities, convertible securities, warrants, options, or other derivative securities of Purezza or the Company issued or to be issued to any Person (as defined herein), or assumed or to be assumed by Purezza, in connection with or following the Transactions (including any shares of Purezza's common stock to be issued to any finder, consultant or advisor engaged by the Company with respect to this Transaction), but excluding outstanding options to purchase 1,650,000 shares of Purezza'a common stock held by third parties.

      1.4 Allocation of Preferred Shares. At the Closing, the Preferred Shares to be issued to the Members of the Company in exchange for the Shares shall be


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issued to the respective Members in proportion to their respective ownership of the Shares as described in Schedule 1.1 hereto.

         1.5 Delivery of Assignment of Shares. At Closing, the Company shall deliver to Purezza a certificate duly executed and authorized by the registered agent of the Company and each of the officers and directors of the Company certifying to the ownership of the Shares by each Member as set forth on
Schedule 1.1 hereof, and each Member shall deliver an assignment, stock power or other acceptable instrument of transfer of the Shares owned by such Member, duly executed by such Member with (i) all certificates representing the Shares and such other documents as may be reasonably requested to vest in Purezza good and marketable title to the Shares free and clear of any and all Liens (as defined in Section 2.3 hereof) and (ii) all reasonably necessary other documentary stamps. The Company shall record the transfer of the Shares described in this
Section 1.5 on its transfer books.

         1.6 Issuance of Certificates Representing Purezza's Preferred Shares. At Closing, Purezza will issue the Preferred Shares to the Members as provided in Section 1.4 above. The Preferred Shares, when issued, shall be restricted shares and may not be sold, transferred or otherwise disposed of by the Members without registration under the Securities Act of 1933, as amended ("Securities Act") or an available exemption from registration under the Securities Act. The certificates representing the Preferred Shares will contain the appropriate restrictive legends.
1.7 Tax Consequences. It is intended by the parties hereto that the Members contributions and transfers of the Shares to Purezza in exchange for the Preferred Shares constitutes a plan of reorganization under Section 368 of the Code or a tax-deferred exchange of property within the meaning of Section 351 of the Code.

         1.8 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, including qualifying the Transaction as a plan of reorganization within the meaning of Section 368 of the Code or a tax-deferred exchange of property within the meaning of Section 351 of the Code, and to vest Purezza with full right, title and possession to the Shares, the Members of the Company and Purezza will take all such lawful and necessary action.


                                   ARTICLE II

        REPRESENTATIONS AND WARRANTIES OF MEMBERS WITH RESPECT TO SHARES

         Each Member of the Company for himself only, and not with respect to any other Member, hereby severally represents and warrants to, and covenants with, Purezza with respect to such Member as follows:

        2.1 Ownership of Shares. Each Member of the Company is both the record and beneficial owner of the Shares set forth beside such Member's name on
Schedule 1.1 hereto. Each Member is not the record or beneficial owner of any other Shares. The information set forth on Schedule 1.1 with respect to each Member is accurate and complete.


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

         2.2 Authority of Members. Each Member that is a natural person has full power and authority and is competent to (i) execute, deliver and perform this Agreement, and each ancillary document which each such Member has executed or delivered or is to execute or deliver pursuant to this Agreement (including the Voting Agreement and Restructuring Agreements), and (ii) carry out each such Member's obligations hereunder and thereunder, without the need for any Governmental Action/Filing (as defined herein). Each Member that is a corporate or other entity has obtained all due authorization and has full power for the execution, delivery and performance of this Agreement and each ancillary document which each such Member has executed or delivered or is to execute or deliver pursuant to this Agreement (including the Voting Agreement and Restructuring Agreements) and to carry out each such Member's obligations hereunder and thereunder without the need for any Governmental Action/Filing. The execution, delivery and performance by each Member of this Agreement and each ancillary document does not and will not conflict with, result in a breach of, or constitute a default or require a consent or action under, any agreement or other instrument to or by which such Member is a party or is bound or to which any of the Shares of such Member are subject, or, to such Member's knowledge, any Legal Requirement (as defined herein) to which such Member is subject, or result in the creation of any Lien (as defined in Section 2.3) on the Shares. This Agreement, and each Member's ancillary documents to be executed and delivered by such Member at the Closing, has been duly executed and delivered by such Member (and each ancillary document to be executed and delivered by such Member at or after the Closing will be duly executed and delivered by such Member), and this Agreement constitutes, and each ancillary document, when executed and delivered by such Member will constitute, and assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, as applicable, such Member's legal, valid and binding obligation, enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy. For purposes of this Agreement, (x) the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority, and (y) the term "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.5(b)), and all requirements set forth in applicable Contracts (as defined in Section 3.19(a)).

         2.3 Title To Shares. Each Member has and shall transfer to Purezza at the Closing, good and marketable title to the Shares shown as owned of record by such Member on Schedule 1.1 to this Agreement, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("Liens").

         2.4 Pre-emptive Rights. At Closing, no Member has any pre-emptive rights or any other rights to acquire any Shares of the Company that have not been waived or exercised.


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

         2.5 Repayment of Obligations. At the Closing Date, all amounts owed to the Company, Putai or Puda or any Subsidiary of the foregoing (as defined in Section 3.2 hereof) by each Member of the Company (regardless of whether such amounts are due and payable) shall have been paid in full.

         2.6     Acquisition of Preferred Shares for Investment.

                  (a) Each Member is acquiring the Preferred Shares for investment for Member's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Member has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Member further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Preferred Shares.

                  (b) Each Member understands that the Preferred Shares are not registered under the Securities Act, that the issuance of the Preferred Shares (and the underlying Conversion Shares) is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Purezza's reliance on such exemption is predicated on the Member's representations set forth herein. Each Member represents and warrants that: (i) he is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act, (ii) he can bear the economic risk of his respective investments, and (iii) he possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in Purezza and its securities.

                  (c) Each Member acknowledges that neither the U.S. Securities and Exchange Commission ("SEC"), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

                  (d) Each Member acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Purezza and its securities. To the full satisfaction of each Member, he has been furnished all materials that he has requested relating to Purezza and the issuance of the Preferred Shares hereunder, and each Member has been afforded the opportunity to ask questions of Purezza's representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Members. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Purezza set forth in this Agreement, on which each of the Members have relied in making an exchange of his Shares of the Company for the Preferred Shares of Purezza.

                  (e) Each Member understands that the Preferred Shares (and the underlying Conversion Shares) may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Preferred Shares (and the underlying Conversion Shares) or any available exemption from registration under the Securities Act, the Preferred Shares (and the underlying Conversion Shares) may have to be held indefinitely.


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

Each Member further acknowledges that the Preferred Shares (and the underlying Conversion Shares) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Purezza's compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended ("Exchange Act")).


                                   ARTICLE III



   REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY, PUDA AND PUTAI

         Zhao Ming, Zhao Yao, the Company, Putai and Puda hereby jointly and severally represent and warrant to, and covenant with, Purezza, as follows:

         3.1      Organization and Qualification.

                  (a) The Company is a company organized as an International Business Company under the laws of the British Virgin Islands, is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, and to consummate the Transactions contemplated under this Agreement, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 11.2(b)) on the Company. Complete and correct copies of the articles of organization and bylaws or similar governing, organization or charter documents (collectively referred to herein as "Charter Documents") of the Company, as amended and currently in effect, have been heretofore delivered to Purezza. The Company is not in violation of any of the provisions of the Company's Charter Documents. The Company is duly qualified or licensed to do business as a foreign company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The minute books or the equivalent contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and stockholders ("Corporate Records") of the Company, since the time of the Company's organization. Copies of such Corporate Records of the Company have been heretofore delivered to Purezza. The ownership records of the Company' Shares are true, complete and accurate records of the ownership of the Shares as of the date of such records and contain all transfers of such Shares since the time of the Company's organization ("Share Records"). Copies of such Share Records of the Company have been heretofore delivered to Purezza.

                  (b) Putai is a limited liability company organized under the Company Law of the PRC and a wholly foreign owned enterprise under the wholly foreign-owned enterprises laws of the PRC, is duly formed or organized, validly


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

existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Putai to be conducted. Putai is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease, to carry on its business as it is now being conducted, to consummate the Transactions contemplated under this Agreement, to enter into and perform all of its obligations under the Restructuring Agreements, to become, and maintain its status as, a wholly foreign owned enterprise under the laws of the PRC, and to exchange currency of the PRC into currency of the United States and vice versa without limitation, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Putai. Complete and correct copies of the Charter Documents of Putai, as amended and currently in effect, have been heretofore delivered to Purezza. Putai is not in violation of any of the provisions of Putai's Charter Documents. Putai is duly qualified or licensed to do business as a foreign company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Putai. The Corporate Records of Putai contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and holders of its registered capital, since the time of Putai's organization. Copies of such Corporate Records of Putai have been heretofore delivered to Purezza. The ownership records of Putai's registered capital are true, complete and accurate records of such ownership as of the date of such records and contain all transfers of such registered capital since the time of Putai's organization, and copies of such records of Putai have been heretofore delivered to Purezza.

                  (c) Puda is a limited liability company formed by natural persons under the laws of the PRC and a domestic company with exclusively domestic capital under the laws of the PRC, is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Puda to be conducted. Puda is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease, to carry on its business as it is now being conducted, to consummate the Transactions contemplated under this Agreement, and to enter into and perform all of its obligations under the Restructuring Agreements, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Puda. Complete and correct copies of the Charter Documents of Puda, as amended and currently in effect, have been heretofore delivered to Purezza. Puda is not in violation of any of the provisions of Puda's Charter Documents. Puda is duly qualified or licensed to do business as a foreign company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Puda. The Corporate Records of


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

Puda contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and holders of its registered capital, since the time of Puda's organization. Copies of such Corporate Records of Puda have been heretofore delivered to Purezza. The ownership records of Puda's registered capital are true, complete and accurate records of such ownership as of the date of such records and contain all transfers of such registered capital since the time of Puda's organization, and copies of such records of Puda have been heretofore delivered to Purezza.

         3.2 Subsidiaries. Set forth in Schedule 3.2 hereto is a true and complete list of all Subsidiaries of the Company, Putai and Puda stating, with respect to each Subsidiary, its jurisdiction of incorporation or organization, date of incorporation or organization, capitalization and equity ownership. Each Subsidiary is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as they are now being conducted, and no Subsidiary is required to qualify to do business as a foreign corporation in any other jurisdiction. All of the outstanding shares of capital stock or the registered capital of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive or other right of stockholders (or any other Person) or of any Legal Requirements, and are owned beneficially and of record by the Company as specified on Schedule 3.2, free and clear of any Lien. Complete and correct copies of the Charter Documents of each Subsidiary, as amended and currently in effect, have heretofore been delivered to Purezza. No Subsidiary is in violation of any of the provisions of its Charter Documents.

         Except as described in Schedule 3.2 hereto, neither the Company, Putai or Puda nor any Subsidiary owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person (other than the Company, Putai, Puda or the Subsidiaries) or has any agreement or commitment to purchase any such interest, and the Company, Putai, Puda and its Subsidiaries have not agreed and are not obligated to make nor are bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or any date hereafter, under which any of them may be obligated to make any future investment in or capital contribution to any other entity.

         For purposes of this Agreement, (i) the term "Subsidiary" shall mean any Person in which the Company, Puda, Putai or any Subsidiary directly or indirectly, owns beneficially securities or interests representing more than 50% of (x) the aggregate equity or profit interests, or (y) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise, (ii) the term "Person" shall mean and include an individual, a corporation, a partnership (general or limited), a joint venture, an association, a limited liability company, a trust or any other organization or entity, including a government or political subdivision or an agency or instrumentality thereof, and (iii) the term "Affiliated Company" or "Affiliated Companies" shall mean the Company, Puda and Putai, individually or collectively, as the case may be.


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

         3.3      Capitalization.

                  (a) The authorized capital stock of the Company consists of 50,000 shares of capital stock, par value US$1.00 per share, or an authorized capital of US$50,000. At the close of business on the business day prior to the date hereof, Schedule 1.1 hereto contains all of the outstanding equity securities of the Company. At Closing, the Company shall deliver to Purezza a current and updated Schedule 1.1 showing all equity securities outstanding immediately prior to Closing, which Schedule 1.1 shall be substituted for and replace the Schedule 1.1 attached hereto as of the date of this Agreement with all references to Schedule 1.1 herein referring to the Schedule 1.1 to be delivered at Closing. All Shares on Schedule 1.1 have been validly issued, fully paid and are nonassessable. Except as set forth in Schedule 1.1 and Schedule 3.3, there are no outstanding securities, convertible securities, options, warrants or derivative securities, and there are no agreements or commitments obligating the Company to issue or grant any of the foregoing, including any pre-emptive or similar rights. All outstanding Shares, options, warrants and other securities of the Company have been issued in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts. Except as described in Schedule 3.3 hereto, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any options or warrants as a result of the Transactions. The Company has heretofore delivered to Purezza true, complete and accurate copies of all options, warrants and other securities of the Company, if any, including any and all documents and agreements relating thereto.

                  (b) Putai has a registered capital of US$20,000 and an invested capital of US$20,000. At the close of business on the business day prior to the date hereof, all of the registered capital of Putai is owned beneficially and of record by the Company. All of Putai's registered capital has been validly issued, fully paid and are nonassessable. Except as set forth in
Schedule 3.3, there are no outstanding registered capital, ownership interests, securities, convertible securities, options, warrants or derivative securities, and there are no agreements or commitments obligating Putai to issue or grant any of the foregoing, including any pre-emptive or similar rights. All outstanding registered capital, options, warrants and other securities of Putai have been issued in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts. Except as described in
Schedule 3.3 hereto, there are no commitments or agreements of any character to which Putai is bound obligating Putai to accelerate the vesting of any options or warrants as a result of the Transactions. Putai has heretofore delivered to Purezza true, complete and accurate copies of all options, warrants and other securities of Putai, if any, including any and all documents and agreements relating thereto.

                  (c) Puda has a registered capital of RMB22,500,000 and an invested capital of RMB22,500,000. At the close of business on the business day prior to the date hereof, Zhao Ming owns 80% of the registered capital of Puda and Zhao Yao owns 20% of the registered capital of Puda. All the registered capital of Puda has been validly issued, fully paid and are nonassessable. Except as set forth in Schedule 3.3, there are no outstanding registered capital, ownership interests, securities, convertible securities, options, warrants or derivative securities, and there are no agreements or commitments


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

obligating Puda to issue or grant any of the foregoing, including any pre-emptive or similar rights. All outstanding registered capital, options, warrants and other securities of Puda have been issued in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts. Except as described in Schedule 3.3 hereto, there are no commitments or agreements of any character to which Puda is bound obligating Puda to accelerate the vesting of any options or warrants as a result of the Transactions. Puda has heretofore delivered to Purezza true, complete and accurate copies of all options, warrants and other securities of Puda, if any, including any and all documents and agreements relating thereto.

                  (d) Except as set forth in this Section 3.3 or in Schedule 3.3 hereto, there are no registered capital, equity securities, partnership interests or similar ownership interests of any class of any equity security of the Affiliated Companies, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.3 or in Schedule 3.3 hereof, and except for that certain Exclusive Option Agreement by and among Putai, Puda, Zhao Ming and Zhao Yao ("Option Agreement"), which shall be entered into prior to the Closing and shall be acceptable to Purezza, there are no registered capital, subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Affiliated Companies or any Member are a party or by which they are bound obligating them to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any registered capital, shares of capital stock, partnership interests or similar ownership interests of the Affiliated Companies or obligating the Affiliated Companies to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

                  (e) Except as contemplated by this Agreement and except as set forth in Schedule 3.3 hereto, and except for those certain Authorizations by and among Putai, Puda, Zhao Ming and Zhao Yao ("Authorizations") which shall be entered into prior to Closing and be acceptable to Purezza, there are no registration rights, and there is no voting trust, voting agreement, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Affiliated Companies or any Member are a party or by which they are bound with respect to any shares of capital stock, registered capital, equity securities, partnership interests or similar ownership interests of any class of the Affiliated Companies, and there are no agreements to which the Affiliated Companies are a party, or which the Affiliated Companies have knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

         3.4 Authority Relative to this Agreement. Each Affiliated Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by each Affiliated Company of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary action on the part of each Affiliated

Company (including the approval by its stockholders), and no other proceedings on the part of each Affiliated Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Affiliated Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of each Affiliated Company, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

         3.5      No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by each Affiliated Company does not, and the performance of this Agreement by each Affiliated Company shall not, (i) conflict with or violate their respective Charter Documents, (ii) conflict with or violate any Legal Requirements, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Affiliated Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of any Affiliated Company or its Subsidiaries pursuant to, any Material Contracts (as defined below), except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Affiliated Companies and their Subsidiaries.

                  (b) The execution and delivery of this Agreement by each Affiliated Company does not, and the performance of obligations of each Affiliated Company hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("Blue Sky Laws"), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Affiliated Companies or, after the Closing, Purezza, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

         3.6 Compliance. Each Affiliated Company and any Subsidiaries have complied with and are not in violation of any Legal Requirements with respect to the conduct of their business, or the ownership or operation of their business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Affiliated Companies and the Subsidiaries. To the each Affiliated Company's knowledge, the businesses and activities of the Affiliated Company and any Subsidiaries have not been and are not being conducted in violation of any Legal Requirements. Each Affiliated Company and any Subsidiaries are not in default or violation of any term, condition or provision of any applicable Charter Documents or Contracts. Except as set forth on Schedule 3.6, no written notice of non-compliance with any Legal Requirements relating or with respect to the business of the Affiliated Companies or any Subsidiaries has been received by the Affiliated Companies or any Subsidiaries (and each Affiliated Company has no knowledge of any material such notice delivered to any other Person). To each Affiliated Company's knowledge, the Affiliated Companies and any Subsidiaries are not in violation of any material term of any contract or covenant relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

         3.7      Financial Statements.

                  (a) The Company will provide Purezza a correct and complete copy of its audited financial statements, on a consolidated basis with Putai and Puda, with Puda's financial statements being the historical financial statements of the consolidated group for financial reporting purposes (including, in each case, any related notes thereto) for the last two fiscal years, which statements were prepared in accordance with generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), and such statements fairly present in all material respects the financial position of the Company, on a consolidated basis, at the date thereof and the results of its operations and cash flows for the periods indicated on a consolidated basis, and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The Company will provide to Purezza a correct and complete copy of its unaudited financial statements, on a consolidated basis with Putai and Puda, with Puda's financial statements being the historical financial statements of the consolidated group for financial reporting purposes (including, in each case, any related notes thereto) for the three-month period ended March 31, 2005, complied as to form in all material respects with, and prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), and such statements fairly present in all material respects the financial position of the Company, on a consolidated basis, at the date thereof and the results of its operations and cash flows for the period indicated on a consolidated basis, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on the Company or Puda.

                  (c) The books of account and other financial records of the Company and Puda have been maintained in accordance with good business practice, and the Company and Puda maintain a system of internal controls to assure the accuracy of their financial records and statements.

         3.8 No Undisclosed Liabilities. Except as set forth in Schedule 3.8 hereto, the Affiliated Companies have no liabilities individually in excess of $25,000 and in the aggregate in excess of $100,000 (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Affiliated Companies and any Subsidiaries, except: (i) liabilities provided for in or otherwise disclosed in the consolidated balance sheets of the Company (including Puda and Putai) as of December 31, 2004, prepared in accordance with U.S. GAAP, which have been delivered to Purezza, and (ii) such liabilities arising in the ordinary course of business of the Affiliated Companies and any Subsidiaries since December 31, 2004, none of which would have a Material Adverse Effect on the Affiliated Companies and any Subsidiaries.

         3.9 Absence of Certain Changes or Events. Except as set forth in
Schedule 3.9 hereto or in the consolidated balance sheets of the Company (including Puda and Putai) as of December 31, 2004, since December 31, 2004, or except with respect to the Restructuring Agreements, there has not been, with respect to any Affiliated Company or any Subsidiaries: (i) any Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, securities or property) in respect of, any of equity securities, or any purchase, redemption or other acquisition of any of equity securities or any options, warrants, calls or rights to acquire any equity securities or other securities, (iii) any split, combination or reclassification of any equity securities, (iv) any granting of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting of any increase in severance or termination pay or any entry into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction of the nature contemplated hereby,
(v) entry into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 3.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed with respect to any Governmental Entity, (vi) any material change in its accounting methods, principles or practices, (vii) any change in the auditors, (vii) any issuance of securities, or (viii) any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.

         3.10 Litigation. Except as disclosed in Schedule 3.10 hereto, there are no claims, suits, actions or proceedings pending, or to the knowledge of any Affiliated Company, threatened against the Affiliated Companies or any Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either individually or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Affiliated Companies or any Subsidiaries or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

         3.11     Employee Benefit Plans.

                  (a) To each Affiliated Company's knowledge, all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Affiliated Companies or any Subsidiary, or any trade or business (whether or not incorporated) which is under common control with the Affiliated Companies or any Subsidiary, with respect to which the Affiliated Companies or any Subsidiary has liability (collectively, the "Plans") has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the consolidated financial statements of the Company (including Puda and Putai). No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or is continuing, or to the knowledge of each Affiliated Company is threatened, against or with respect to any such Plan. To each Affiliated Company's knowledge, there are no audits, inquiries or proceedings pending or, to the knowledge of each Affiliated Company, threatened by any governmental agency with respect to any Plans. To each Affiliated Company's knowledge, all contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. To each Affiliated Company's knowledge, each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Purezza or the Affiliated Companies or any Subsidiary (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

         (b) Except as disclosed on Schedule 3.11 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, officer, director or employee of the Affiliated Companies or any Subsidiary under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits

         3.12 Labor Matters. Except as disclosed in Schedule 3.12 hereto, the Affiliated Companies and any Subsidiaries are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Affiliated Companies or any Subsidiary nor does any Affiliated Company know of any activities or proceedings of any labor union to organize any such employees.

         3.13 Restrictions on Business Activities. Except as disclosed on
Schedule 3.13 hereto, to each Affiliated Company's knowledge there is no agreement, commitment, judgment, injunction, order or decree binding upon the Affiliated Companies or any Subsidiary or to which the Affiliated Companies or any Subsidiary is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Affiliated Companies or any Subsidiary, any acquisition of property by the Affiliated Companies or any Subsidiary or the conduct of business by the Affiliated Companies or any Subsidiary as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Affiliated Companies or any Subsidiaries.

      3.14 Title to Property.

            (a) All real property owned by the Affiliated Companies and any Subsidiary (including land use rights, improvements and fixtures thereon, easements and rights of way) (the "Real Property") is shown or reflected on the U.S. GAAP Financial Statements (as defined in Section 6.4(c) hereof). The Affiliated Companies and any Subsidiary have good, valid and marketable title to the Real Property, and except as set forth in the U.S. GAAP Financial Statements or on Schedule 3.14 hereto, all of the Real Property is held free and clear of all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby.
Schedule 3.14 hereto is a list of all options or other contracts under which any Affiliated Company or any Subsidiary has a right to acquire any interest in real property.

            (b) All leases of real property held by the Affiliated Companies and any Subsidiary and all personal property and other property and assets of the Affiliated Companies and any Subsidiary (other than Real Property) owned, used or held for use in connection with the business of the Affiliated Companies and any Subsidiaries (the "Personal Property") are shown or reflected on the U.S. GAAP Financial Statements. The Affiliated Companies and any Subsidiary own and have good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the U.S. GAAP Financial Statements or in Schedule 3.14 hereto, none of which Liens has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of the Affiliated Companies or any Subsidiaries.

            (c) All leases pursuant to which an Affiliated Company or a Subsidiary leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Affiliated Companies or any Subsidiary or, to each Affiliated Company's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on the Affiliated Companies or any Subsidiaries.

      3.15 Taxes.

            (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

            (b) Tax Returns and Audits. Except as set forth in Schedule 3.15 hereto, to each Affiliated Company's knowledge:

                  (i) The Affiliated Companies and each Subsidiary have timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by the Affiliated Companies and each Subsidiary with any Tax authority prior to the date hereof, except such Returns which are not material to the Affiliated Companies or any Subsidiary. All such Returns are true, correct and complete in all material respects. The Affiliated Companies and each Subsidiary have paid all Taxes shown to be due on such Returns.

                  (ii) All Taxes that the Affiliated Companies and each Subsidiary are required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

                  (iii) The Affiliated Companies and each Subsidiary have not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Affiliated Companies or any Subsidiary, nor have the Affiliated Companies or any Subsidiary executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) No audit or other examination of any Return of the Affiliated Companies or any Subsidiary by any Tax authority is presently in progress, nor have the Affiliated Companies or any Subsidiary been notified of any request for such an audit or other examination.

                  (v) No adjustment relating to any Returns filed by the Affiliated Companies or any Subsidiary has been proposed in writing, formally or informally, by any Tax authority to the Affiliated Companies or any Subsidiary or any representative thereof.

                  (vi) The Affiliated Companies and each Subsidiary have no liability for any material unpaid Taxes which have not been accrued for or reserved on Puda's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to the Affiliated Companies or any Subsidiaries, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Affiliated Companies or any Subsidiary in the ordinary course of business, none of which is material to the business, results of operations or financial condition of the Affiliated Companies or any Subsidiaries.

                  (vii)The Affiliated Companies have not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a reorganization under Section 368 of the Code or a tax-deferred exchange of property within the meaning of Section 351 of the Code.

            3.16 Environmental Matters. Except as disclosed in Schedule 3.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to each Affiliated

Company's knowledge: (i) the Affiliated Companies and each Subsidiary have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Affiliated Companies and each Subsidiary (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by the Affiliated Companies and each Subsidiary were not contaminated with Hazardous Substances during the period of ownership or operation by the Affiliated Companies or any Subsidiary; (iv) the Affiliated Companies and each Subsidiary are not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) the Affiliated Companies and each Subsidiary have not been associated with any release or threat of release of any Hazardous Substance; (vi) the Affiliated Companies and each Subsidiary have not received any notice, demand, letter, claim or request for information alleging that the Affiliated Companies or any Subsidiary may be in violation of or liable under any Environmental Law; and
(vii) the Affiliated Companies and each Subsidiary are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

            As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

            As used in this Agreement, the term "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law

      3.17 Brokers; Third Party Expenses. Except as set forth on Schedule 3.17, neither the Affiliated Companies nor, to each Affiliated Company's knowledge, Zhao Ming and Zhao Yao have incurred, nor will they incur, directly or indirectly, any liability for brokerage, finders' fees, agent's commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except as disclosed on Schedule 3.17, no ownership interests, equity securities, convertible securities, warrants, options, or other derivative securities of the Affiliated Companies or Purezza are payable to any third party by the Affiliated Company or any Member as a result of this Transaction.

      3.18 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

            "Intellectual Property" shall mean any or all of the following: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents") worldwide; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) registered copyrights and applications therefor, and all other rights corresponding thereto, worldwide; (iv) material domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) registered industrial designs and applications therefor, worldwide; (vi) registered trade names, logos, trademarks and service marks, and any applications therefor (collectively, "Trademarks"), worldwide; (vii) all databases and data collections and all rights therein; and
(viii) all moral and economic rights of authors and inventors, however denominated.

            "the Company Intellectual Property" shall mean any Intellectual Property that is owned by, or licensed to, the Affiliated Companies or any Subsidiary.

            "the Company Products" means all current versions of products or services of the Affiliated Companies or any Subsidiary.

            (a) Except as disclosed on Schedule 3.18, to each Affiliated Company's knowledge, the Company Intellectual Property and the Company Products are not subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Affiliated Companies or any Subsidiary, or which may affect the validity, use or enforceability of such the Company Intellectual Property or the Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on the Affiliated Companies and any Subsidiaries.

            (b) Except as disclosed on Schedule 3.18 hereto, to each Affiliated Company's knowledge, the Affiliated Companies and any Subsidiaries either own and have good and marketable title to each material item of the Company Intellectual Property owned by it free and clear of any Liens (excluding licenses and related restrictions granted in the ordinary course) or have one or more licenses sufficient for use of the Company Intellectual Property by the Affiliated Companies and any Subsidiary; and the Affiliated Companies and any Subsidiaries are the owner or licensee of all material Trademarks used in connection with the operation or conduct of the business of the Affiliated Companies and any Subsidiaries including the sale of any the Company Products.

            (c) The operation of the business of the Affiliated Companies and any Subsidiaries as such business currently is conducted, including the use of any product, device or process, to each Affiliated Company's knowledge and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

      3.19 Agreements, Contracts and Commitments.

            (a) Except as otherwise disclosed in the U.S. GAAP Financial Statements (as defined in Section 6.4(b)), Schedule 3.19 hereto sets forth a complete and accurate list of all Material Contracts (as hereinafter defined), specifying the parties thereto. For purposes of this Agreement, (i) the term

"Contracts" shall mean all written contracts, agreements, leases, mortgages, indentures, notes, bonds, liens, licenses, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments to which the Affiliated Companies or any Subsidiary is a party or by or to which any of the properties or assets of the Affiliated Companies or any Subsidiary may be bound, subject or affected (including without limitation notes or other instruments payable to the Affiliated Companies), and (ii) the term "Material Contracts" shall mean (x) each Contract (I) providing for payments (present or future) to the Affiliated Companies or any Subsidiary in excess of $100,000 in the aggregate, or (II) under which or in respect of which the Affiliated Companies presently have any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $100,000, and (y) without limitation of subclause (x), each of the following Contracts:

                  (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Affiliated Companies or any Subsidiary;

                  (ii) any guaranty, direct or indirect, by the Affiliated Companies or any Subsidiary or any officer, director or 5% or more stockholder ("Insider") of the Affiliated Companies or any Subsidiary of any obligation of the Affiliated Companies or any Subsidiary for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

                  (iii) any Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of the Affiliated Companies or any Subsidiary or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Affiliated Companies or any Subsidiary;

                  (iv) any obligation to register any shares of the capital stock or other securities of the Affiliated Companies or any Subsidiary with any Governmental Entity;

                  (v) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

                  (vi) any collective bargaining agreement with any labor union;

                  (vii) any lease or similar arrangement for the use by the Affiliated Companies or any Subsidiary of personal property;

                  (viii) any Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

                  (ix) any Contract with the Affiliated Companies or any Subsidiary to which any Insider of the Affiliated Companies or Subsidiary is a party.

            (b) Each Material Contract was entered into at arms' length and in the ordinary course, is in full force and effect and, to each Affiliated Company's knowledge, is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Material Contracts have been heretofore delivered to Purezza. The Restructuring Agreements, the Option Agreement and the Authorization are each valid and binding upon and enforceable against each of the parties thereto under the laws of the PRC and the laws of any other jurisdiction which may be applicable, and true, correct and complete copies of each such agreement have been attached as Exhibits hereto.

            (c) Except as set forth in Schedule 3.19, neither the Affiliated Companies or any Subsidiary nor, to each Affiliated Company's knowledge, any other party thereto, is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Contract, which breach, individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect on the Affiliated Companies and any Subsidiaries, and no party to any Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Affiliated Companies and any Subsidiaries. Each Material Contract to which the Affiliated Companies or any Subsidiary is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on the Affiliated Companies and any Subsidiaries.

      3.20 Insurance. Schedule 3.20 sets forth the insurance policies covering the assets, business, equipment, properties, operations, employees, officer and directors (collectively, the "Insurance Policies") of the Affiliated Company and any Subsidiaries which the Affiliated Companies reasonably believe are adequate in amount and scope for the business in which they are engaged.

      3.21 Governmental Actions/Filings; Approvals. Except as set forth in
Schedule 3.21, the Affiliated Companies and each Subsidiary hold, and/or have made, all Governmental Actions/Filings and Approvals reasonably necessary for the conduct by the Affiliated Companies and any Subsidiaries of their business (as presently conducted and to be conducted following the Closing) including, without limitation: (i) with respect to Putai, the receipt of any and all certifications and approvals required to qualify as a wholly foreign owned enterprise ("WFOE Certification"), which WFOE certifications by their terms do not expire for a period of 15 years from the date of issuance on November 5, 2004, and (ii) with respect to Putai, it has filed the required applications and has received any and all foreign exchange certifications and approvals from the appropriate national and local branches of the State Administration of Foreign Exchange ("SAFE Certifications") in the PRC, which SAFE Certifications were issued on December 8, 2004 and allow Putai to exchange currency of the PRC into currency of the United States and vice versa, except with respect to any Governmental Actions/Filings and Approvals the failure of which to hold or make would not reasonably be likely to have a Material Adverse Effect on the Affiliated Companies and any Subsidiaries.

      For purposes of this Agreement, the term "Governmental Action/Filing" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

      3.22 Interested Party Transactions. Except as set forth in the Schedule
3.22 hereto, no employee, officer, director or stockholder of the Affiliated Companies or any Subsidiary or a member of his or her immediate family is indebted to the Affiliated Companies or any Subsidiary, nor are the Affiliated Companies or any Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Affiliated Companies and any Subsidiaries, and (iii) for other employee benefits made generally available to all employees. Except as set forth in
Schedule 3.22, to each Affiliated Company's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom the Affiliated Companies or any Subsidiary is affiliated or with whom the Affiliated Companies or any Subsidiary has a contractual relationship, or any Person that competes with the Affiliated Companies or any Subsidiary, except that each employee, officer, director or stockholder of the Affiliated Companies and any Subsidiary and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Affiliated Companies or any Subsidiary. Except as set forth in Schedule 3.22, to the knowledge of the Affiliated Companies, no employee, officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Affiliated Companies or any Subsidiary (other than such contracts as relate to any such individual ownership of interests in or securities of the Affiliated Companies).

      3.23 Board of Director Approval. The board of directors of the Affiliated Companies or similar governing body has, as of the date of this Agreement, unanimously approved, subject to the approval of all of the members or stockholders, this Agreement and the transactions contemplated hereby, and resolved to seek the members' or stockholders' approval and adoption of this Agreement and approval of the Transaction as provided in the applicable Charter Documents.

      3.24 Management. During the past five year period, to each Affiliated Company's knowledge, no current or former officer or director or member or stockholder of the Affiliated Companies or any Subsidiary has been the subject of:

            (a) a petition under bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

            (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

            (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

            (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

            (ii) Engaging in any type of business practice; or

            (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

            (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

            (e) a finding by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission ("SEC") or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

            (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

      3.25 Representations and Warranties Complete. The representations and warranties of Zhao Ming, Zhao Yao, the Company, Putai and Puda included in this Agreement and any Schedule provided pursuant to this Agreement, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Any disclosure on one schedule will be deemed notice of and disclosure in respect of any other representation and warranty.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PUREZZA

      Purezza represents and warrants to, and covenants with, the Company, as follows:

      4.1 Organization and Qualification.

            (a) Purezza is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Purezza to be conducted. To its knowledge, Purezza is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Purezza to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purezza. Complete and correct copies of the Charter Documents of Purezza, as amended and currently in effect, have been heretofore delivered to the Company. Purezza is not in violation of any of the provisions of Purezza's Charter Documents.

            (b) Purezza is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purezza.

      4.2 Subsidiaries. As of the date of this Agreement, Purezza has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person and, other than this Agreement, has no agreement or commitment to purchase any such interest, and Purezza has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

      4.3 Capitalization.

            (a) The authorized capital stock of Purezza consists of 100,000,000 shares of common stock, par value $0.001 per share ("Purezza Common Stock") and 5,000,000 shares of preferred stock, par value $0.01 per share ("Purezza Preferred Stock"), of which 1,100,000 shares will be designated as Series A Convertible Preferred Stock pursuant to the Certificate of Designations of Series A Convertible Preferred Stock ("Certificate of Designations"), which are attached hereto as Exhibit B. At the close of business on the business day prior to the date hereof, (i) 59,000,000 shares of Purezza Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable;
(ii) no shares of Purezza Preferred Stock were issued and outstanding; (iii) 1,650,000 shares of Purezza Common Stock were reserved for issuance upon the exercise of outstanding options to purchase the Company Common Stock granted to certain Persons, of which 150,000 options are exercisable at $0.10 per share and 1,500,000 options are exercisable at $1.00 per share ("the Company Stock Options"); (iv) no shares of Purezza Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Purezza Common Stock ("Purezza Warrants"); (v) no shares of Purezza Preferred Stock were reserved for issuance to any party (other than the Members in accordance with this Agreement); and (vi) no shares of Purezza Common Stock were reserved for issuance upon the conversion of Purezza Preferred Stock or any outstanding convertible notes, debentures or securities ("Convertible Securities"). All outstanding shares of Purezza Common Stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts. Prior to Closing, there will be an aggregate of 1,100,000 shares of authorized but unissued shares of Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), which, subject to the approval of Purezza's stockholders to effect the Reverse Split (as defined below) and to increase the number of authorized capital stock of Purezza, which in any case shall be required to have occurred subsequent to the Closing ("Stockholder Approval"): (i) shall be convertible into 746,350,000 shares of Common Stock on a pre-Reverse Split basis, based on a conversion rate of 678.5 shares of Common Stock on a pre-Reverse Split basis for each share of Series A Preferred Stock. Upon the issuance of the shares of the Series A Preferred Stock, and, subject to the Stockholder Approval, the Conversion Shares issuable upon conversion thereof, when issued, will be validly issued, fully paid and non-assessable. The term "Reverse Split" is defined in Section 6.15(a) hereof. Immediately following the Transaction, the Members will own 92% of the total combined voting power of all classes of Purezza stock entitled to vote.

            (b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Purezza, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for this Agreement or as set forth in Schedule 4.3, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Purezza is a party or by which it is bound obligating Purezza to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Purezza or obligating Purezza to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. To Purezza's knowledge, there is no plan or arrangement to issue Purezza Common Stock or Purezza Preferred Stock except as set forth in this Agreement. Except as contemplated by this Agreement and except as set forth in Schedule 4.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Purezza is a party or by which it is bound with respect to any equity security of any class of Purezza.

      4.4 Authority Relative to this Agreement. Purezza has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Purezza has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Purezza's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by Purezza of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Purezza (including the approval by its Board of Directors), and no other corporate proceedings on the part of Purezza are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purezza and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Purezza, enforceable against Purezza in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy. Upon the Stockholder Approval, which in any case shall be required to have occurred subsequent to the Closing, the Series A Preferred Stock will be convertible into duly authorized, validly issued, fully paid and nonassessable shares of Purezza's Common Stock.

      4.5 No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by Purezza and the execution and delivery of each ancillary document to be delivered by Purezza hereunder do not, and the performance of this Agreement and each such ancillary document by Purezza shall not: (i) conflict with or violate Purezza's Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Purezza's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Purezza pursuant to, any Contracts, except, with respect to clauses
(ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Purezza.

            (b) Except for: (i) the filing of the Certificate of Designations with the appropriate authorities and pursuant to the laws of the State of Florida, and (ii) the requirement to obtain the Stockholder Approval which in any case shall be required to have occurred subsequent to the Closing, the execution and delivery of this Agreement by Purezza does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Purezza is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purezza, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

      4.6 Compliance. To Purezza's knowledge, Purezza has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Purezza. To Purezza's knowledge, the businesses and activities of Purezza have not been and are not being conducted in violation of any Legal Requirements. Purezza is not in default or violation of any material term, condition or provision of its Charter Documents. Except as set forth on Schedule 4.6, to Purezza's knowledge, no written notice of non-compliance with any Legal Requirements has been received by Purezza.

      4.7 SEC Filings; Financial Statements.

            (a) Purezza has made available to the Company a correct and complete copy, or there has been available on EDGAR copies, of each report, registration statement and definitive proxy statement filed by Purezza with the SEC for the 36 months prior to the date of this Agreement (the "Purezza SEC Reports"), which, to Purezza's knowledge, are all the forms, reports and documents filed by Purezza with the SEC for the 36 months prior to the date of this Agreement. As of their respective dates, to Purezza's knowledge, the Purezza SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purezza SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Purezza makes no representation or warranty whatsoever concerning the Purezza SEC Reports as of any time other than the time they were filed.

            (b) To Purezza's knowledge, each set of financial statements (including, in each case, any related notes thereto) contained in the Purezza SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of Purezza at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Purezza taken as a whole.

            (c) Purezza has previously furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Purezza with the SEC pursuant to the Securities Act or the Exchange Act.

      4.8 No Undisclosed Liabilities. Except as set forth in Schedule 4.8 hereto, Purezza has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Purezza, except (i) liabilities provided for in or otherwise disclosed in Purezza SEC Reports filed prior to the date hereof, (ii) liabilities incurred since March 31, 2005 in the ordinary course of business, none of which would have a Material Adverse Effect on Purezza, and
(iii) those liabilities and obligations specifically set forth in Section 6.11.

      4.9 Absence of Certain Changes or Events. Except as set forth in Schedule
4.9 hereto or in Purezza SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since March 31, 2005, there has not been: (i) any Material Adverse Effect on Purezza, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Purezza's capital stock, or any purchase, redemption or other acquisition by Purezza of any of Purezza's capital stock or any other securities of Purezza or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) except for the designation of the Series A Preferred Stock, any split, combination or reclassification of any of Purezza's capital stock, (iv) any granting by Purezza of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Purezza of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Purezza of any increase in severance or termination pay or any entry by Purezza into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Purezza of the nature contemplated hereby, (v) entry by Purezza into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Purezza with respect to any Governmental Entity, (vi) any material change by Purezza in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of Purezza,
(vii) any issuance of capital stock of Purezza, except for the issuance of 1,000,000 shares of Purezza Common Stock to a financial consultant on April 4, 2005 for services rendered, or (viii) any revaluation by Purezza of any of their respective assets, including, without limitation, writing down the value of, or any sale of, assets of Purezza other than in the ordinary course of business.

      4.10 Litigation. Except as set forth on Schedule 4.10 hereto or in Purezza SEC Reports, there are no claims, suits, actions or proceedings pending or to Purezza's knowledge, threatened against Purezza, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either individually or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Purezza or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

      4.11 Employee Benefit Plans. Except as disclosed on Schedule 4.11 hereto or in Purezza SEC Reports, Purezza does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Purezza, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

      4.12 Labor Matters. Purezza is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Purezza, nor does Purezza know of any activities or proceedings of any labor union to organize any such employees.

      4.13 Restrictions on Business Activities. To Purezza's knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon Purezza or to which Purezza is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Purezza, any acquisition of property by Purezza or the conduct of business by Purezza as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Purezza.

      4.14 Title to Property. Purezza does not own or lease any Real Property or Personal Property. There are no options or other contracts under which Purezza has a right or obligation to acquire or lease any interest in Real Property or Personal Property.

      4.15 Taxes. Except as set forth in Schedule 4.15 hereto, to Purezza's knowledge:

            (a) Purezza has timely filed all Returns required to be filed by Purezza with any Tax authority prior to the date hereof, except such Returns which are not material to Purezza. All such Returns are true, correct and complete in all material respects. Purezza has paid all Taxes shown to be due on such Returns.

            (b) All Taxes that Purezza is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

            (c) Purezza has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Purezza, nor has Purezza executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (d) No audit or other examination of any Return of Purezza by any Tax authority is presently in progress, nor has Purezza been notified of any request for such an audit or other examination.

            (e) No adjustment relating to any Returns filed by Purezza has been proposed in writing, formally or informally, by any Tax authority to Purezza or any representative thereof.

            (f) Purezza has no liability for any material unpaid Taxes which have not been accrued for or reserved on Purezza's balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Purezza in the ordinary course of business.

            (g) Purezza has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Transaction from qualifying as a reorganization under Section 368 of the Code or a tax-deferred exchange of property within the meaning of Section 351 of the Code. Purezza is not an investment company within the meaning of Section 351(e) of the Code.

      4.16 Environmental Matters. Except as disclosed in Schedule 4.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to Purezza's knowledge: (i) Purezza has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Purezza (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Purezza were not contaminated with Hazardous Substances during the period of ownership or operation by Purezza; (iv) Purezza is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Purezza has not been associated with any release or threat of release of any Hazardous Substance; (vi) Purezza has not received any notice, demand, letter, claim or request for information alleging that Purezza may be in violation of or liable under any Environmental Law; and (vii) Purezza is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

      4.17 Brokers. Except for Purezza's obligations under the Financial Advisory Agreement (as defined in Section 6.11), Purezza has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. The Shares owned and held by Worldwide Gateway Co., Ltd. ("Gateway") as shown on Schedule 1.1 hereto are in full settlement of any and all compensation due and payable to Gateway and its affiliates and controlling persons for any and all services provided in connection with this Agreement or any transactions contemplated hereby.

      4.18 Intellectual Property. Purezza does not own, license or otherwise have any right, title or interest in any Intellectual Property.

      4.19 Agreements, Contracts and Commitments.

            (a) Except for the Financial Advisory Agreement, any agreement with Fidelity Transfer Company ("Transfer Agent"), the agreement with Vero Management, LLC which will be terminated prior to Closing, or except as set forth on Schedule 4.19 or in Purezza SEC Reports, to Purezza's knowledge, there are no contracts, agreements, leases, mortgages, indentures, note, bond, liens, license, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, to which Purezza is a party or by or to which any of the properties or assets of Purezza may be bound, subject or affected, which are not cancelable by Purezza with 30 days notice ("Purezza Contracts").

            (b) To Purezza's knowledge, each Purezza Contract was entered into at arms' length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Purezza Contracts (or written summaries in the case of oral Purezza Contracts) and of all outstanding offers or proposals of Purezza have been heretofore delivered to the Company.

            (c) Neither Purezza nor, to the knowledge of Purezza, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Purezza Contract, and no party to any Purezza Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Purezza. Each agreement, contract or commitment to which Purezza is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Purezza.

      4.20 Insurance. Purezza does not maintain any Insurance Policies.

      4.21 Governmental Actions/Filings. To its knowledge, Purezza has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Purezza of its businesses (as presently conducted) or used or held for use by Purezza, all of which are listed in Schedule 4.21 hereto, and true, complete and correct copies of which have heretofore been delivered to the Company. Each such Governmental Action/Filing is in full force and effect and, expect as disclosed in Schedule 4.21 hereto, will not expire prior to December 31, 2005, and Purezza is in compliance with all of its obligations with respect thereto. To Purezza's knowledge, no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or the ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. Except as set forth in Schedule 4.21, to Purezza's knowledge, no Governmental Action/Filing is necessary to be obtained, secured or made by Purezza to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

      4.22 Interested Party Transactions. Except as set forth in the Schedule
4.22 hereto or in Purezza's SEC Reports, no employee, officer, director or stockholder of Purezza or a member of his or her immediate family is indebted to Purezza, nor is Purezza indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Purezza, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 4.22, to Purezza's knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Purezza is affiliated or with whom Purezza has a material contractual relationship, or any Person that competes with Purezza, except that each employee, stockholder, officer or director of Purezza and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Purezza. Except as set forth in

Schedule 4.22, to Purezza's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Purezza (other than such contracts as relate to any such individual ownership of capital stock or other securities of Purezza).

      4.23 Indebtedness; Purezza Assets. Except as set forth on Schedule 4.23, Purezza has no indebtedness for borrowed money. Immediately prior to the Closing, Purezza will have no assets, except for cash reserves earmarked for the payment of certain accounts payable and accrued expenses of Purezza with respect to the period prior to Closing which remain unpaid, which Purezza shall be responsible for payment following the Closing pursuant to Section 6.11 hereof ("Cash Reserve").

      4.24 Over-the-Counter Bulletin Board Quotation. Purezza Common Stock is quoted on the NASD Over-the-Counter Electronic Bulletin Board ("OTC BB"). There is no action or proceeding pending or, to Purezza's knowledge, threatened against Purezza by NASDAQ or NASD, Inc. ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of Purezza Common Stock on the OTC BB.

      4.25 Exchange Act Compliance. Purezza is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on Purezza.

      4.26 Board Approval. The Board of Directors of Purezza (including any required committee or subgroup of the Board of Directors of Purezza) has, as of the date of this Agreement, unanimously approved this Agreement and the transactions contemplated hereby.

      4.27 Representations and Warranties Complete. The representations and warranties of Purezza included in this Agreement and any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Any disclosure on one schedule will be deemed notice of and disclosure by Purezza in respect of any other representation and warranty of Purezza.


                                    ARTICLE V

                            CONDUCT PRIOR TO CLOSING

      5.1 Conduct of Business by the Affiliated Companies and Purezza. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Affiliated Companies and any Subsidiaries and Purezza shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers, managers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as permitted or required by the terms of this Agreement or set forth on the Schedule 5.1 hereto, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Affiliated Companies and any Subsidiaries and Purezza shall not do any of the following:

            (a) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

            (b) Grant any severance or termination pay to any officer, manager or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

            (c) Except with respect to the Restructuring Agreements, transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall any party license on an exclusive basis or sell any Intellectual Property;

            (d) Except for employment agreements in the ordinary course or otherwise scheduled or set forth in this Agreement, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, membership interests or ownership interests, or split, combine or reclassify any capital stock, membership interests or ownership interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, membership interests or ownership interests;

            (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock, membership interests or ownership interests, except repurchases of unvested shares, membership interests or ownership interests at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

            (f) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock, membership interests or ownership interests or any securities convertible into or exchangeable for shares of capital stock, membership interests or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock, membership interests or ownership interests or any securities convertible into or exchangeable for shares of capital stock, membership interests or ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, membership interests, ownership interests or convertible or exchangeable securities (except relating to employment and similar agreements);

            (g) Amend its Charter Documents;

            (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Purezza or the Affiliated Companies or any Subsidiary, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party's ability to compete or to offer or sell any products or services;

            (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party;

            (j) Incur any indebtedness for borrowed money in excess of $100,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Purezza or the Affiliated Companies or any Subsidiary, as applicable, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in the ordinary course of business of such party;

            (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and agreements entered into in the ordinary course of business consistent with past practice), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices and other than for new hires in the ordinary course;

            (l) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of the Affiliated Companies or of any Subsidiary or of Purezza, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Affiliated Companies or any Subsidiary or Purezza is a party or a beneficiary;

            (m) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material Contract of the Affiliated Companies or any Subsidiary or Purezza, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

            (n) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

            (o) Incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12 month period, other than in the ordinary course or otherwise provided in this Agreement and employment agreements which may be entered into by the Affiliated Companies or any Subsidiary;

            (p) Engage in any action that could reasonably be expected to cause the Transaction to fail to qualify as a reorganization under Section 368 of the Code or a tax-deferred exchange of property under Section 351 of the Code;

            (q) Settle any litigation;

            (r) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

            (s) Form, establish or acquire any Subsidiary;

            (t) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans; or

            (u) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.1 (a) through (t) above.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      6.1 Board of Directors of Purezza. At Closing, the current board of directors of Purezza shall deliver duly adopted resolutions to: (a) set the size of Purezza's board of directors to three (3) members effective as of the Closing; and (b) elect the following persons to Purezza's board of directors effective as of the Closing: (i) Zhao Ming, who shall be a management member of Purezza's board of directors ("Management Member"); and (ii) one member designated by KRM Fund, which person shall be an independent director and a financial expert, qualified and available to serve on Purezza's audit and compensation committee, and otherwise acceptable to Zhao Ming, which acceptance shall not be unreasonably withheld ("KRM Fund Member"); and (iii) one person who shall have been selected by Zhao Ming and shall be an independent director ("Independent Member"); and (c) accepting the resignations of the current officers and directors of Purezza effective as of the Closing ("Resolutions"). At Closing, the current officers and director of Purezza shall deliver their resignations, as appropriate, as officers and directors of Purezza to be effective upon the Closing (the "Resignations"). Prior to Closing, the Company shall deliver or cause to be delivered to Purezza completed and signed director and officer questionnaires ("Questionnaires") in the English language for the Management Member, KRM Fund Member, Independent Member and each officer to be appointed by Purezza following Closing. The foregoing designations of the KRM Fund Member and Independent Member (and the officers to be appointed by Purezza following Closing) shall be subject to Purezza's receipt of the completed and signed Questionnaires ("D&O Information"). Each Member shall execute and deliver at Closing the Voting Agreement which shall provide, among other things, that such Members will vote their Purezza's Preferred Shares (or in the event of conversion, the Conversion Shares) to elect the KRM Fund Member and Independent Member to Purezza's board of directors for a period of one year following the Closing.

      6.2 Undertaking by Accountant. On or before the Closing, the Company shall obtain, and deliver to Purezza, an undertaking from Moore Stephens ("Accountant"), in a form and substance satisfactory to Purezza, providing that:
(i) the Accountant has agreed to an engagement with Purezza to serve as its certified public accountants following the Closing for its fiscal year ending December 31, 2005 for purposes of auditing and reviewing the financial statements of Purezza and the Affiliated Companies, on a consolidated basis, to comply with Purezza's ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-Q, 10-K, and 8-K, (ii) the transaction contemplated hereunder will not disqualify or otherwise prohibit the Accountant from rendering the foregoing engagement services or from undertaking such services in a timely manner, (iii) the Accountant is duly registered with the U.S. Public Company Accounting Oversight Board ("PCAOB"), (iv) the Accountant shall provide its consent to the use of Purezza's audited financial statements and accompanying reports, including consolidated financial statements, in any regulatory filing by Purezza prior to or following the Closing, (v) consenting to the use of its name and the disclosure of its engagement by Purezza in the Change of Accountant Form 8-K (as defined in Section 6.3) ("Accountant Undertaking"), and (vi) the Accountant shall have determined to the satisfaction of Purezza that the financial statements of Purezza and the Affiliated Companies may be consolidated for financial reporting purposes under U.S. GAAP and SEC rules following the Closing. A signed copy of the engagement letter between Purezza and the Accountant shall be attached to the Accountant Undertaking.

      6.3 Change of Accountants. At Closing, Purezza shall prepare the Form 8-K announcing the change in Purezza's certifying accountants from Durland & Company, CPAs, P.A. ("Purezza's Accountant") to the Accountant effective as of or following the Closing ("Change of Accountant Form 8-K"), in a form acceptable to the Company and in a format acceptable for EDGAR filing. The Change of Accountant Form 8-K shall be filed with the SEC at or within four (4) business days following Closing, and prior to the filing thereof, Purezza's Accountant shall have issued its resignation letter to Purezza resigning from the engagement and consenting to the use of its name and the disclosure of its resignation in the Change of Accountant Form 8-K ("Resignation Letter").

      6.4 Other Actions.

            (a) At least five (5) days prior to Closing, the Company shall prepare the Form 8-K announcing the Closing, which shall include all information required by such form, as determined by counsel to the Company, the U.S. GAAP Financial Statements and the Company Pro Forma Financial Statements (as defined below) ("Transaction Form 8-K"), which shall be in a form reasonably acceptable to Purezza and in a format acceptable for EDGAR filing. Prior to Closing, the Company shall prepare the press release announcing the consummation of the Transaction hereunder ("Press Release"). At the Closing, Purezza shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

            (b) At least ten (10) days prior to the Closing, the Company, shall deliver to Purezza its audited financial statements, on a consolidated basis with Putai and Puda, with Puda's financial statements being the historical financial statements of the consolidated group for financial reporting purposes, for the last two fiscal years ended, which financials statements shall comply in all material respects with the published rules and regulations of the SEC, shall be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved, and shall fairly present in all material respects the financial position of the Company, on a consolidated basis, at the respective dates thereof and the results of its operations and cash flows for the periods indicated on a consolidated basis (the "U.S. GAAP Financial Statements").

            (c) The U.S. GAAP Financial Statements shall have been audited by the Accountant.

            (d) At least ten (10) days prior to the Closing, the Company shall deliver to Purezza pro forma financial statements for the Company, Puda and Putai and Purezza, on a consolidated basis, giving effect to the Transaction, for such periods as required by the SEC to be included in a Form 8-K or any other report or form required to be filed with the SEC at or after Closing with respect to the Transaction, all prepared in all material respects with the published rules and regulations of the SEC and in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (the "Pro Forma Financial Statements"). The Pro Forma Financial Statements shall have been reviewed by, the Accountant and shall be in a format acceptable for inclusion on the Transaction 8-K.

      The Affiliated Companies and Purezza shall cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Affiliated Companies and Purezza shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, and any Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. In exercising the foregoing right, each of the Affiliated Companies and Purezza shall act reasonably and as promptly as practicable.

      6.5 Required Information. In connection with the preparation of the Transaction Form 8-K and Press Release, and for such other reasonable purposes, the Affiliated Companies and Purezza each shall, upon request by the other, furnish the other with all information concerning themselves, their respective subsidiaries, directors, officers, managers, managing members, stockholders and members (including the directors and officers of Purezza to be elected effective as of the Closing pursuant to Section 6.1 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of the Affiliated Companies and Purezza or any of their respective subsidiaries to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      6.6 Confidentiality; Access to Information.

            (a) Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article IX hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

            (b) Access to Information.

                  (i) The Company will afford Purezza and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company and its Subsidiaries during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Affiliated Companies and any Subsidiaries, as Purezza may reasonably request. No information or knowledge obtained by Purezza in any investigation pursuant to this Section 6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

                  (ii) Purezza will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Purezza during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Purezza, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section
6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

      6.7 No Solicitation. Other than with respect to the Transaction, each of the Affiliated Companies and Purezza agrees that neither it nor any of its officers, directors, managers, or managing members shall, and that it shall direct and use its reasonable best efforts to cause its and its agents and other representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving it, (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of the assets or equity securities of it, taken as a whole, in a single transaction or series of related transactions or (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of Purezza Common Stock or the Company's Shares (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Each of the Affiliated Companies and Purezza further agree that they and their officers, directors, managers, or managing members shall, and that they shall direct and use their reasonable best efforts to cause their agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Each of the Affiliated Companies and Purezza agree that they will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of the Affiliated Companies and Purezza agree that they will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.7.

      Notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Agreement shall prevent the board of directors of Purezza, or their respective representatives from, prior to the Closing (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if applicable, or otherwise complying with the Exchange Act; (B) providing information in response to a request therefore by a person who has made a bona fide unsolicited Acquisition Proposal; (C) engaging in any negotiations or discussions with any person who has made a bona fide unsolicited Acquisition Proposal or otherwise facilitating any effort or attempt to implement an Acquisition Proposal; or (D) withdrawing or modifying the approval or recommendation by Purezza's board of directors of this Agreement, approving or recommending any Acquisition Proposal or causing the applicable party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any Acquisition Proposal, if, and only to the extent that in each such case referred to in clause (B), (C) or (D) above, Purezza's board of directors determines in good faith, after consultation with outside legal counsel that such action is necessary to act in a manner consistent with the directors' fiduciary duties under applicable law and determines in good faith after consultation with its financial advisors that the person or group making such Acquisition Proposal has adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, is materially more favorable to the stockholders of Purezza from a financial point of view (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal") and determines in good faith that such Superior Proposal is reasonably capable of being consummated, taking into account legal, financial, regulatory and other aspects of the proposal and the person making the proposal.

      6.8 Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the Transaction without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that Purezza will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act reasonably acceptable to the Company to report the execution of this Agreement and that any party hereto may file any reports as required by the Exchange Act including, without limitation, any reports on
Schedule 13D.

      6.9 Reasonable Efforts; Notification.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Purezza and its board of directors and the Affiliated Companies and any Subsidiaries and the Members shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transaction, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Transaction and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Purezza or any Affiliated Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock, membership interests or ownership interest or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

            (b) The Affiliated Companies and Members shall give prompt notice to Purezza upon becoming aware that any representation or warranty made by them contained in this Agreement has become untrue or inaccurate, or of any failure of the Affiliated Companies or Members to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement, in each case, such that the conditions set forth in
Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            (c) Purezza shall give prompt notice to the Affiliated Companies and Members upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Purezza to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      6.10 Treatment as a Reorganization or Tax-Deferred Exchange. Neither Purezza nor the Affiliated Companies nor Members shall take any action prior to or following the Transaction that could reasonably be expected to cause the Transaction to fail to qualify as a reorganization under Section 368 of the Code or a tax-deferred exchange of property within the meaning of Section 351 of the Code. The Company and the Members agree to report the Transaction as a reorganization or a tax-deferred exchange within the meaning of the Code for Federal income tax purposes.

      6.11 Absence of Material Liabilities. Immediately prior to Closing, Purezza shall have no material liabilities or obligations requiring the payment of monies, other than obligations under or with respect to: (i) a certain Financial Advisory Agreement, in the form attached hereto as Exhibit C ("Financial Advisory Agreement"), (ii) any agreement with the Transfer Agent,
(iii) Purezza Contracts disclosed under Section 4.19 hereto, and (iv) accounts payable and accrued expenses of Purezza with respect to the period prior to Closing. Purezza will establish the Cash Reserve provided for in Section 4.23 in an amount equal to the monetary obligations of Purezza in respect of all unpaid accounts payable and accrued expenses of Purezza as of Closing (other than under the Financial Advisory Agreement) (collectively, the "Pre-Closing Cash Obligations"). Following Closing, to the extent not satisfied by Purezza prior to or at Closing, the Pre-Closing Cash Obligations will be paid in full from the Cash Reserve. Following the Closing, the Affiliated Companies shall pay and satisfy Purezza's obligations under the agreement with the Transfer Agent and the Purezza Contracts which arise with respect to the period following Closing.

      6.12 Cash Payments at Closing. At Closing, the Affiliated Companies shall pay, on behalf of Purezza, the reverse merger fees of $400,000 under the Financial Advisory Agreement (such sum being referred to herein, as the "Company Closing Payment") to Keating Securities, LLC ("Keating Securities").

      6.13 Business Records. At Closing, Purezza shall cause to be delivered to the Company all records and documents relating to Purezza, which Purezza possesses, including, without limitation, books, records, government filings, Returns, Charter Documents, Corporate Records, Stock Records, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with Purezza ("Business Records").

      6.14 Registration Statements; Registration Rights. In addition to any registration rights agreements currently in existence between Purezza and any current stockholder of Purezza as set forth in Schedule 4.3 granting piggyback registration rights with respect the securities held by them, Purezza and the Company hereby agree that, effective as of the Closing, all shares of Purezza's Common Stock currently owned by KRM Fund shall be granted piggyback registration rights. KRM Fund shall be a third-party beneficiary of the provisions of this Section and may enforce the same as if it was a party to this Agreement.

      6.15 Post-Closing Stockholder Actions. As soon as practicable after the Closing, Purezza shall prepare and mail to its stockholders, a stockholder notice (together with any amendments or supplements thereto, the "Notice") in connection with the approval and adoption of the following matters (the "Stockholder Matters"):

            (a) To approve a 1 for 10 reverse stock split, with special treatment for certain of Purezza's stockholders to preserve round lot stockholders if so determined by Purezza's board of directors ("Reverse Split");

            (b) To approve the change of the name of Purezza to a name selected by the Members;

            (c) To approve an increase in the number of authorized common stock of Purezza from 100,000,000 to 150,000,000; and

            (d) All such other actions as shall be necessary or desirable in connection with or related to the foregoing actions in (a) through (c) above.

      The Notice shall comply as to form and substance in all material respects with the laws of the State of Florida and shall be mailed to Purezza's stockholders in the time required by the laws of the State of Florida. The Affiliated Companies shall provide such information as may be necessary or required, in the reasonable determination of counsel to the Company and to Purezza, for Purezza to prepare the Notice.

      As soon as practicable following the Closing, Purezza shall obtain the written consent of each Member and KRM Fund approving the Stockholder Matters. Upon receipt of such written consent, Purezza will mail the Notice to the holders of Purezza's securities entitled to vote at a meeting of stockholders.



                                   ARTICLE VII

                          CONDITIONS TO THE TRANSACTION

      7.1 Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which the Affiliated Companies or Purezza has material operations relating to the transactions contemplated hereby have expired or terminated early and all material approvals required to be obtained prior to the Transaction in connection with the transactions contemplated hereby shall have been obtained. The parties expressly acknowledge and agree that any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell will not be a reason for either party to terminate this Agreement or deemed a failure of any condition set forth herein.

            (b) Debt Holder Consents. The lenders under any of the Affiliated Companies or any Subsidiary credit facilities, secured loans, mortgages and other indebtedness for borrowed money shall have consented in writing to the Transaction (if such consent is required in connection with this Transaction).

            (c) Required Approvals. This Agreement and the Transaction have been duly approved and adopted, by the requisite vote of the Members under the laws of the jurisdiction of its organization and the Company's Charter Documents, and by the requisite actions of the Board of Directors of Purezza under the laws of the State of Florida and Purezza's Charter Documents.

            (d) Certificate of Designations. Prior to Closing, the Board of Directors of Purezza shall have adopted, and Purezza shall have filed with, and had accepted by, the Secretary of State of the State of Florida, the Certificate of Designations attached hereto as Exhibit B.

            (e) Release by Gateway. Gateway shall have delivered an executed release in favor of all parties to this Agreement, KRM Fund and Keating Securities that the Shares owned or to be owned and held by it as shown on
Schedule 1.1 hereto are in full settlement of any and all compensation due and payable to it and its affiliates and controlling persons for any and all services provided in connection with this Agreement or any transactions contemplated hereby.

            (f) Agreement of All Members. All Members owning any Shares or equity securities of the Company prior to or at Closing (including Gateway) shall have executed this Agreement evidencing his agreement to exchange his Shares or equity securities of the Company into Purezza's Preferred Shares on the same terms and conditions as each other Member. To the extent applicable, the Company shall have obtained modification agreements to all options, warrants, and other agreements eliminating any and all rights to acquire securities of the Affiliated Companies or any Subsidiary and terminating all pre-emptive rights.

            (g) Financial Statements; Transaction Form 8-K. The Company shall have delivered to Purezza the U.S. GAAP Financial Statements and the Pro Forma Financial Statements as required by Sections 6.4(b) and 6.4(d) and the Transaction Form 8-K as required by Section 6.4(a). Purezza shall have filed the Transaction Form 8-K with the SEC at Closing.

            (h) Vero Termination Agreement. Purezza shall have terminated its agreement with Vero Management, LLC, effective at Closing.

            (i) Voting Agreement. KRM Fund and each Member shall have executed and delivered the Voting Agreement by and between the Members and KRM Fund, in the form attached hereto as Exhibit A.

            (j) Blue Sky Laws. Purezza's Preferred Stock to be issued under this Agreement are exempt from, or have been qualified under, the Blue Sky Laws of each appropriate jurisdiction to the satisfaction of Purezza and the Company and their respective counsels.

            (k) Restructuring Agreements. The Restructuring Agreements, the Option Agreement and the Authorization, each in a form reasonably acceptable to Purezza, have been duly authorized and executed by the parties thereto, with a copy of each of the foregoing having been delivered to Purezza at or prior to Closing.

      7.2 Additional Conditions to Obligations of the Members and the Company. The obligations of the Company and the Members to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively and only by the Company:

            (a) Representations and Warranties. Each representation and warranty of Purezza contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Company and the Members shall have received a certificate with respect to the foregoing signed on behalf of Purezza by an authorized officer of Purezza ("Purezza Closing Certificate").

            (b) Agreements and Covenants. Purezza shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

            (c) Director and Officer Resignations and Appointments. Purezza shall have delivered to the Company the Resignations and Resolutions in a form satisfactory to the Company, effective as of the Closing. Purezza shall also have delivered to the Company evidence satisfactory to the Company of the appointment of new directors of Purezza in accordance with Section 6.1 hereof.

            (d) Consents. Purezza shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Purezza.

            (e) Material Adverse Effect. No Material Adverse Effect with respect to Purezza shall have occurred since the date of this Agreement.

            (f) No Financial Obligations. Immediately prior to the Closing, Purezza shall have no liabilities or obligations, other than as set forth in
Section 6.11 hereof.

            (g) SEC Compliance; OTC BB Quotation. Immediately prior to Closing, Purezza shall be in compliance with the reporting requirements under the Exchange Act and shall be quoted on the OTC BB.

            (h) Business Records; Resignation Letter. Purezza shall have delivered to the Company the Business Records and the Resignation Letter from Purezza's Accountants.

            (i) Tax Opinion. Prior to the Closing, the Company shall have received a written opinion from its tax counsel, in form and substance reasonably satisfactory to the Company, to the effect that the Transaction will constitute a reorganization under Section 368 of the Code or a tax-deferred exchange of property within the meaning of Section 351 of the Code and such opinions shall not have been withdrawn prior to the implementation of the Transaction. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

            (j) Other Deliveries. At Closing, Purezza shall have delivered to the Company and/or its Members: (i) certificates representing Purezza's Preferred Shares to the Members as set forth in Schedule 1.1 hereof and in accordance with Section 1.6, except for the Escrowed Preferred Shares held pursuant to Section 10.2 hereof, (ii) copies of resolutions and actions taken by Purezza's board of directors in connection with the approval of this Agreement and the Transactions contemplated hereunder, and (iii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

      7.3 Additional Conditions to the Obligations of Purezza. The obligations of Purezza to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Purezza:

            (a) Representations and Warranties. Each representation and warranty of the Affiliated Companies and the Members contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing. Purezza shall have received a certificate with respect to the foregoing signed on behalf of the Affiliated Companies by an authorized officer of the Affiliated Companies and by each Member with respect to the foregoing ("Closing Certificate").

            (b) Agreements and Covenants. The Affiliated Companies and Members shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

            (c) Consents. The Affiliated Company and any Subsidiaries shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, including the transactions contemplated by the Restructuring Agreements, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Affiliated Companies and any Subsidiaries. The Affiliated Companies and any Subsidiaries have received all approvals and permits required by any applicable national, foreign, provincial and local governing bodies and regulatory authorities to permit the Affiliated Companies and any Subsidiaries: (i) to be listed or quoted, through Purezza's ownership of all Shares of the Company, as a public company on a U.S. exchange or quotation system following the Closing, and (ii) to operate their respective businesses following the Closing) including, without limitation, receipt by all WFOE Certifications and SAFE Registrations.

            (d) Material Adverse Effect. No Material Adverse Effect with respect to the Affiliated Companies or any Subsidiaries shall have occurred since the date of this Agreement.

            (e) Accountant Undertaking. The Company shall have delivered to Purezza in a timely manner the Accountant Undertaking, in a form satisfactory to Purezza.

            (f) Closing Payments. At Closing, the Affiliated Companies shall have made the Company Closing Payment required by Section 6.12.

            (g) D&O Information. The Company shall have delivered the Questionnaires in a timely manner, and the D&O Information shall be acceptable to Purezza.

            (h) Change of Accountant Form 8-K; Press Release. The Company shall have delivered the Change of Accountant Form 8-K and Press Release to Purezza, each in a form acceptable to Purezza.

            (i) Financial Advisory Agreement. The Financial Advisory Agreement between Purezza and Keating Securities in the form of Exhibit C hereto, has been duly executed by the parties and authorized and approved by Purezza's board of directors.

            (j) Legal Opinion by PRC Counsel. The legal counsel of Puda and Putai in the PRC shall have issued its legal opinion, in the English language and addressed to Purezza and KRM Fund, that (i) each of Puda and Putai are duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and have the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted, (ii) that the authorized and registered capital and the shares of capital stock outstanding of Puda and Putai are in accordance with the representations set forth in Section 3.3 hereof,
(iii) that the Restructuring Agreements, the Option Agreement and the Authorization are each valid and binding upon and enforceable against each of the parties thereto under the laws of the PRC and the laws of any other jurisdiction which may be applicable, (iv) with respect to Putai, the all certifications and approvals required to qualify as a wholly foreign owned enterprise ("WFOE Certification") have been received by Putai, and such WFOE certifications by their terms do not expire and are not revocable for a period of 15 years from the date of issuance, (v) with respect to Putai, it has filed the applications for and has received any and all foreign exchange certifications and approvals as required from the appropriate national and local branches of the State Administration of Foreign Exchange ("SAFE Certifications") in the PRC, which SAFE Certifications were issued on December 8, 2004 and allow Putai to exchange currency of the PRC into currency of the United States and vice versa, and (vi) the WFOE Certifications and SAFE Certifications and the continuation thereof are not subject to any conditions which have not already been satisfied, (vii) Putai is entitled to all tax benefits under the PRC and its subdivisions that are enjoyed by a wholly foreign owned enterprise ("WFOE"),
(viii) Puda is in compliance with all environmental and tax laws in the PRC, and owns all real estate (including land use rights) for each property on which Puda is currently operating in the PRC, (ix) nothing contained in this Agreement or the transactions contemplated hereunder will affect in any way Putai's status and continued status as a WFOE, and (x) Puda and Putai have all proper authority to enter into this Agreement and the transactions contemplated hereunder, and this Agreement and the transactions contemplated hereunder have been duly authorized and approved by each of their board of directors or comparable governing body and their members or stockholders, and this Agreement and the transactions contemplated hereunder do not require any consents or approvals from any governmental bodies or authorities in the PRC or its subdivisions.

            (k) Legal Opinion by Company's Counsel. The legal counsel of the Company shall have issued its legal opinion, in the English language and addressed to Purezza and KRM Fund, that (i) the Company is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted, (ii) that the authorized and registered capital and the shares of capital stock outstanding of the Company is in accordance with the representations set forth in Section 3.3 hereof, and
(iii) the Company has all proper authority to enter into this Agreement and the transactions contemplated hereunder, and this Agreement and the transactions contemplated hereunder have been duly authorized and approved by its board of directors or comparable governing body and its members or stockholders, and this Agreement and the transactions contemplated hereunder do not require any consents or approvals from any governmental bodies or authorities.

            (l) Repayment of Affiliate Obligations. At the Closing Date, all amounts owed to the Affiliated Companies or any Subsidiary by each Member and any person to become an officer or director of Purezza following Closing and their respective affiliates (regardless of whether such amounts are due and payable) shall have been paid in full.

            (m) Other Deliveries. At Closing, the Affiliated Companies and/or Members shall have delivered to Purezza: (i) documents evidencing the exchange of Shares owned by Members, in accordance with Section 1.5, (ii) copies of resolutions and actions taken the each Affiliated Company's board of directors or comparable governing body and its members or stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and
(iii) such other documents or certificates as shall reasonably be required by Purezza and its counsel in order to consummate the transactions contemplated hereunder.

                                  ARTICLE VIII

                                    SURVIVAL

      Except as specifically set forth in Sections 6.11, 6.12, 6.14 and 6.15, and Articles II, III, X and XI hereof ("Surviving Provisions"), all representations, warranties, agreements and covenants contained in or made pursuant to this Agreement by any party hereto or contained in any Schedule hereto shall not survive the Closing, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing. The agreements and covenants of any party contained in the Surviving Provisions which require or contemplate performance by such party after the Closing shall survive (and not be affected in any respect by) the Closing and may be enforced by the parties hereto (including KRM Fund, to the extent it is a third party beneficiary with respect to such provisions). Each Member, for himself only, and not with respect to any other Member, hereby indemnifies and holds harmless, and agrees to indemnify and hold harmless, Purezza (from and after the Closing), and its respective directors, officers, shareholders, employees and agents (collectively, the "Indemnified Parties") against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against any one or more of the Indemnified Parties, (1) based upon, resulting from or arising out of, or as to which there was, any material breach or inaccuracy of any representation or warranty contained in Articles II or III of this Agreement, or (2) based upon, resulting from or arising out of any present or future claim, action, suit or proceeding brought or asserted against any Indemnified Party by or on behalf of any Person who, at any time prior to the Closing, had (or purports to have had) any interest in the Shares held by such Member, and (ii) any cost or expense (including reasonable attorneys' fees and court costs) incurred by the Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by the Indemnified Parties in enforcing their rights hereunder. The provisions of this Article VIII shall survive (and not be affected in any respect by) the Closing.




                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

      9.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

            (a) by mutual written agreement of Purezza and the Affiliated Companies;

            (b) by either Purezza or any of the Affiliated Companies if the Transaction shall not have been consummated for any reason by July 30, 2005; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

            (c) by either Purezza or any of the Affiliated Companies if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable;

            (d) by any of the Affiliated Companies, upon a material breach of any representation, warranty, covenant or agreement on the part of Purezza set forth in this Agreement, or if any representation or warranty of Purezza shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Purezza's representations and warranties or breach by Purezza is curable by Purezza prior to the Closing Date, then no Affiliated Company may not terminate this Agreement under this Section 9.1(d) for thirty (30) days after delivery of written notice from an Affiliated Company to Purezza of such breach, provided Purezza continues to exercise commercially reasonable efforts to cure such breach (it being understood that no Affiliated Company may not terminate this Agreement pursuant to this Section 9.1(d) if it shall have materially breached this Agreement or if such breach by Purezza is cured during such thirty (30)-day period); or

            (e) by Purezza, upon a material breach of any representation, warranty, covenant or agreement on the part of the Affiliated Companies or Members set forth in this Agreement, or if any representation or warranty of the Affiliated Companies or Members shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 or Section 7.3 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in any Affiliated Company's or Members' representations and warranties or breach by the Affiliated Companies or Members is curable by the Affiliated Companies or Members prior to the Closing Date, then Purezza may not terminate this Agreement under this Section 9.1(e) for thirty (30) days after delivery of written notice from Purezza to the Affiliated Companies and Members of such breach, provided the Affiliated Companies and Members continues to exercise commercially reasonable efforts to cure such breach (it being understood that Purezza may not terminate this Agreement pursuant to this Section 9.1(e) if it shall have materially breached this Agreement or if such breach by the Affiliated Companies or Members is cured during such thirty (30)-day period).

      9.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 9.1 above will be effective immediately upon (or, if the termination is pursuant to Section 9.1(d) or Section 9.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in this Section 9.2, Section 9.3 and Article XI (General Provisions), each of which shall survive the termination of this Agreement.

      9.3 Fees and Expenses. Except as provided in Sections 6.11 and 6.12, all fees and expenses incurred in connection with this Agreement and the Transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated. The parties further agree that, whether or not the Transaction is consummated, the Affiliated Companies shall be responsible for any and all costs and expenses incurred in connection with the preparation and filing of the Transaction Form 8-K (including the U.S. GAAP Financial Statements and the Pro Forma Financial Statements contained therein).

      9.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Purezza, each Affiliated Company and each Member.

      9.5 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                    ARTICLE X

                             POST-CLOSING COVENANTS

      10.1 Post-Closing Covenants. The Affiliated Companies acknowledge that the agreements contained in this Section 10.1 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Purezza would not enter into this Agreement. The parties hereto acknowledge and agree that the failure by Purezza or the Affiliated Companies to satisfy, perform and comply with the covenants set forth in this Section 10.1 ("Post-Closing Covenants") following the Closing will have a material adverse effect on Purezza and the investment of KRM Fund in Purezza. During the period beginning upon the Closing and ending on the first anniversary of the Closing, Purezza agrees to satisfy, perform and comply with, and the Affiliated Companies agrees to cause Purezza to satisfy, perform, and comply with, the following agreements and covenants:

            (a) Not later than August 15, 2005, Purezza and the Affiliated Companies shall: (i) complete the interim financial statements for the Company, on a consolidated with Puda and Putai, for the three month period ended March 31, 2005, which financials statements shall be reviewed by the Accountant, comply in all material respects with the published rules and regulations of the SEC, be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved, and fairly present in all material respects the financial position of Puda at the respective dates thereof and the results of its operations and cash flows for the periods indicated ("Q1 Financial Statements"), and (ii) complete and file the Form 8-K/A which includes the Q1 Financial Statements and such other information (financial or otherwise) that may from time to time be required by the SEC to be included on any report, statement or form to be filed with the SEC in connection with a reverse merger transaction ("Form 8-K/A") .

            (b) Not later than August15, 2005, Purezza and the Affiliated Companies shall: (i) complete the interim financial statements for Purezza and the Affiliated Companies, on a consolidated basis, for the six month period ended June 30, 2005, which financials statements shall be reviewed by the Accountant, comply in all material respects with the published rules and regulations of the SEC, be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved, and fairly present in all material respects the financial position of Purezza and the Affiliated Companies, on a consolidated basis, at the respective dates thereof and the results of its operations and cash flows for the periods indicated ("Q2 Financial Statements"), and (ii) complete and file the Form 10-QSB which includes the Q2 Financial Statements and such other information (financial or otherwise) that may from time to time be required by the SEC to be included on a Form 10-QSB .

            (c) Respond promptly, and to the satisfaction of the SEC, to any review or inquiry by the SEC to the Transaction Form 8-K, the Form 8-K/A or any other form, report or document filed by Purezza with the SEC, and file within the statutory time limits any required filings or notifications with the SEC, NASDAQ, NASD and any other federal, state, foreign government or regulatory agency including any agency or organization with jurisdiction over any exchange on which the Purezza's securities are listed or quoted.

            (d) Comply with the terms and conditions of the Voting Agreement.

            (e) Hold meetings of Purezza's board of directors at least once each fiscal quarter during the fiscal years ending December 31, 2005 and 2006; and schedule regular meetings for the audit and compensation committee, with advance notice to all directors, and insure that such committee meetings are properly held as scheduled.

            (f) Engage certified public accountants that are at all times registered with PCAOB and, in the event Purezza's certified public accountants resign or are terminated for any reason, Purezza shall promptly engage a new certified public accountant registered with PCAOB.

            (g) Add independent directors, create audit, compensation and other committees, and comply with the provisions of the Sarbanes-Oxley Act of 2002, and take such other actions as required by applicable laws and regulations regarding corporate governance.

            (h) Adopt proper disclosure, insider trading and code of ethics policies to the extent required by law or applicable regulation.

            (i) Pay, when due, all transfer agent fees, listing fees and any other fees the non-payment of which may adversely effect compliance with applicable laws and regulations (including securities laws and regulations) or the listing or quotation of Purezza's securities.


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

            (j) File all tax returns of any kind in a timely manner, and pay, when due, all tax obligations of any kind or nature.

            (k) Engage an investors relations firm and an independent research firm, acceptable to KRM Fund, within sixty (60) days after the Closing.

            (l) (i) Remain in compliance with and current in its reporting requirements under the Exchange Act, (ii) remain quoted on, at a minimum, the OTC BB, (iii) certify in writing to any person holding restricted stock of Purezza as of the date of this Agreement that Purezza has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports, upon being informed in writing by such person of its intent to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), and (iv) if any certificate representing any shares of restricted stock of Purezza is presented to Purezza's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Purezza and its counsel that such transfer has complied with the requirements of Rule 144 or 145, as the case may be, promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend.

      10.2 Liquidated Damages. The parties hereto acknowledge and agree that to the extent that there is a breach of Section 10.1 (a), (b) or (c), or a material breach of any of the other Post-Closing Covenants which is not cured by Purezza or the Affiliated Companies within thirty (30) days upon written notice from KRM Fund, Zhao Ming and Zhao Yao shall forfeit and surrender to Purezza for immediate cancellation ten percent (10%) of the number of Preferred Shares received by each of them as set forth on Schedule 1.1 (or, in event of the conversion of such Preferred Shares, the common stock issued in respect thereof) ("Escrowed Shares"). Certificates representing the Escrowed Shares shall be delivered to KRM Fund, at Closing, together with duly executed stock powers in blank with medallion signature guarantees. Purezza shall instruct the Transfer Agent in writing to cancel such Escrowed Shares upon the occurrence of any event of breach set forth in this Article X. The surrender of the Escrowed Shares shall be treated as liquidated damages and as its sole source of damages for any breach of the Post-Closing Covenants.

      10.3 Other Provisions. Notwithstanding anything contained herein to the contrary, the provisions of this Article X shall survive (and not be affected in any respect by) the Closing. KRM Fund shall be a third-party beneficiary of the provisions of this Article X and may enforce the same as if it was a party to this Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

      11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                  (a) if to Purezza, to:

                  Purezza Group, Inc.
                  936 Beachland Boulevard, Suite 13
                  Vero Beach, FL USA 32963
                  Attn:  Kevin R. Keating, President
                  (772) 231-7544 telephone
                  (772) 231-5947 telecopy


                  (b) if to the Affiliated Companies or Members, to:

                  Puda Investment Holding Limited
                  c/o Zhao Ming and Zhao Yao
                  Unit 16-1, 5 Xiang
                  Tian Di Tan
                  Xing Hua Ling District
                  Tai Yuan City
                  Shan Xi
                  China
                  86 351 2281300/7034401/7034410 telephone
                  86 351 7034401/2281300 telecopy

                  with a copy to:

                  Stephen A. Zrenda, Jr., Esq.
                  Stephen A. Zrenda, Jr., P.C.
                  2440 Bank One Center
                  100 N. Broadway
                  Oklahoma City, OK 73102
                  (405) 235-2111 telephone
                  (405) 235-2157 telecopy

      11.2 Interpretation.

            (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity.

            (b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, (c) changes affecting the industry generally in which the Affiliated Companies or Purezza operates, or (d) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell.

            (c) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity. (b) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

      11.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      11.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Letter of Intent between Purezza and the Company dated September 10, 2004 shall terminate upon the execution of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement). KRM Fund is a third-party beneficiary of the certain provisions contained herein to which KRM Fund derives a benefit and, with respect to such provisions, KRM Fund has the right to enforce them as if it were a signatory to this Agreement.

      11.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      11.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      11.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      11.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 11.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      11.10 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association ("AAA") in its office in Denver, Colorado USA. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Denver, Colorado USA. The arbitrator shall supply a written opinion supporting any award, including a statement of facts and conclusions of law, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.



               [Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                PUREZZA GROUP, INC.


                                By: /s/ Kevin R. Keating
                                    --------------------------------
                                    Kevin R. Keating, President



                                PUDA INVESTMENT HOLDING LIMITED



                                By: /s/ Zhao Ming
                                    --------------------------------
                                    Zhao Ming, Chairman and CEO

                                SHANXI PUDA RESOURCES CO, LTD.


                                By: /s/ Zhao Ming
                                    --------------------------------
                                    Zhao Ming, Chairman and CEO

                                TAIYUAN PUTAI BUSINESS CONSULTING CO., LTD


                                By: /s/ Zhao Ming
                                    --------------------------------
                                    Zhao Ming, Chairman and CEO


                                MEMBERS:

                                    /s/ Zhao Ming
                                    --------------------------------
                                    Zhao Ming, Individually


                                    /s/ Zhao Yao
                                    --------------------------------
                                    Zhao Yao, Individually

                                WORLDWIDE GATEWAY CO., LTD.


                                By: /s/ Andy Lai
                                    --------------------------------
                                    Andy Lai, Chairman and CEO

Index of Exhibits and Schedules


Exhibits

Exhibit A -Voting Agreement

Exhibit B - Certificate of Designations of Series A Convertible Preferred Stock

Exhibit C - Financial Advisory Agreement


Schedules



Schedule                                    Description

Schedule 1.1                        Company Share Ownership and Allocation

Company Schedules

Schedule 3.2                        Subsidiaries

Schedule 3.3                        Capitalization

Schedule 3.6                        Compliance

Schedule 3.8                        No Undisclosed Liabilities

Schedule 3.9                        Absence of Certain Changes or Events

Schedule 3.10                       Litigation

Schedule 3.11                       Employee Benefit Plans

Schedule 3.12                       Labor Matters

Schedule 3.13                       Restrictions on Business Activities

Schedule 3.14                       Title to Property

Schedule 3.15                       Taxes

Schedule 3.16                       Environmental Matters

Schedule 3.17                       Brokers; Third Party Expenses

Schedule 3.18                       Intellectual Property

Schedule 3.19                       Agreements; Contracts; Commitments

Schedule 3.20                       Insurance

Schedule 3.21                       Government Actions/Filings; Approvals

Schedule 3.22                       Interested Party Transactions

Purezza Schedules

Schedule 4.3                        Capitalization

Schedule 4.6                        Compliance

Schedule 4.8                        No Undisclosed Liabilities

Schedule 4.9                        Absence of Certain Changes or Events

Schedule 4.10                       Litigation

Schedule 4.11                       Employee Benefit Plans

Schedule 4.15                       Taxes

Schedule 4.16                       Environmental Matters

Schedule 4.19                       Contracts; Agreements; Commitments

Schedule 4.21                       Government Actions/Filings; Approvals

Schedule 4.22                       Interested Party Transactions

Schedule 4.23                       Indebtedness; Purezza Assets

Conduct Pending Closing

Schedule 5.1                        Parties' Conduct Prior to Closing